EXHIBIT 5.1




                              September 17, 2002




Digital Lightwave, Inc.
15550 Lightwave Drive
Clearwater, Florida  33760

            Re: Registration Statement on Form S-8 - Digital Lightwave, Inc. 1997 Employee Stock Purchase Plan and Digital Lightwave, Inc. 2001 Stock Option Plan

Ladies and Gentlemen:

      At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Digital Lightwave, Inc. 1997 Employee Stock Purchase Plan, as amended (the "ESPP"), of up to 300,000 additional shares (the "ESPP Shares) of common stock, $0.0001 par value ("Common Stock") of Digital Lightwave, Inc., a Delaware corporation (the "Company") and the proposed issuance pursuant to the Digital Lightwave, Inc. 2001 Stock Option Plan, as amended (the "SOP", and together with the ESPP, the "Plans") of up to 3,000,000 additional shares of Common Stock (the "SOP Shares", and together with the ESPP Shares, the "Shares").

      We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

      Based on such examination, we are of the opinion that the Shares to be issued by the Company pursuant to the Plans are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                       Very truly yours,




                                   /s/ Orrick, Herrington & Sutcliffe LLP



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